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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
SCANA CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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Your VOTE is important

SCANA Corporation Proxy Statement

2001 Notice of Annual Meeting and Proxy Statement

March 19, 2001

Dear Shareholders:

    You are cordially invited to attend the Annual Meeting of Shareholders to be held on Thursday, May 3, 2001, at 10:00 A.M. The meeting will be held at Leaside, 100 East Exchange Place, Columbia, South Carolina. You will find directions to Leaside on the enclosed proxy card.

  •
  The 2000 Annual Report to Shareholders is included in this mailing. The approximate date of mailing for this proxy statement and enclosures is March 19, 2001.

  •
  You will find a Notice of Meeting on page 1 identifying two proposals that will be presented at the Annual Meeting.

  •
  At the meeting, we will give you a brief report on SCANA's 2000 business results.

  •
  If you plan to attend the meeting, please indicate on the enclosed proxy card. An admission ticket is enclosed.

  •
  If you will need special assistance at the meeting because of a disability, please contact the office of the Corporate Secretary, Mail Code 13-4 at SCANA Corporation's principal executive offices, 1426 Main Street, Columbia, South Carolina 29201 or call toll free 1-866-217-9683 no later than Thursday, April 26, 2001.

  •
  Refreshments will be served beginning at 9:00 A.M. at Leaside.

    Your vote is important.  We encourage you to read this Proxy Statement and vote your shares as soon as possible. A return envelope for your proxy card is enclosed for your convenience.

Sincerely,

William B. Timmerman
Chairman of the Board,
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING

Meeting Date:	Thursday, May 3, 2001
Meeting Time:	10:00 A.M., Eastern Daylight Savings Time
Meeting Place:	Leaside, 100 East Exchange Place Columbia, South Carolina
Meeting Record Date:	March 9, 2001
Meeting Agenda:	1) Election of Class II Directors 2) Approval of Appointment of Auditors

Shareholder List

    A list of shareholders entitled to vote at the meeting will be available for inspection, upon written request by a shareholder, at SCANA's Corporate Offices, 1426 Main Street, Columbia, South Carolina, during business hours from March 19, 2001 through the date of the meeting.

Admission to the Meeting

    An admission ticket or proof of share ownership as of the record date is required. See page 26.

By Order of the Board of Directors

Lynn M. Williams
Corporate Secretary

PLEASE SIGN, DATE AND MAIL YOUR PROXY TODAY
IN THE ENVELOPE ENCLOSED

VOTING PROCEDURES

     Your Vote Is Important

    Whether or not you plan to attend the Annual Meeting, please vote your shares as soon as possible.

Voting Your Shares

    Whether you hold shares directly as the shareowner of record or beneficially in street name, you may direct your vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. Please refer to the instructions included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

    Your shares will be voted in accordance with your directions. If your proxy card is signed and returned without specifying choices, the shares will be voted FOR all nominees for directors and FOR approval of appointment of auditors.

Changing Your Proxy Vote

    You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held in street name, you may accomplish this by submitting new voting instructions to your broker or nominee.

Voting By Savings Plan Participants

    If you own SCANA shares as a participant in the SCANA Stock Purchase Savings Plan, you will receive a proxy card that covers only your plan shares. Proxies executed by plan participants will serve as voting instructions to the trustee for the plan.

Vote Required and Method of Counting Votes

    At the close of business on the record date, March 9, 2001, there were 104,088,550 shares outstanding and entitled to vote at the Annual Meeting. Each share is entitled to one vote on each proposal.

    The presence, in person or by proxy, of the holders of a majority of the shares entitled to be voted at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular proposal and has not received instructions from the beneficial owner.

Proposal 1 -- Election of Directors

    A plurality of the votes cast is required for the election of directors. "Plurality" means that if there are more nominees than positions to be filled, the five individuals who receive the largest number of votes cast for Class II Directors will be elected as directors. Votes indicated as "withheld" and broker "non-votes" will not be cast for nominees.

    The Company knows of no reason why any of the nominees for director named herein would be unable to serve. In the event, however, that any nominee named should, prior to the election, become unable to serve as a director, your proxy (unless designated to the contrary) will be voted for such other person or persons as the Board of Directors of the Company may recommend.

Proposal 2 -- Approval of Appointment of Auditors

    The appointment of Deloitte & Touche LLP will be approved if more shares vote for approval than vote against. Accordingly, abstentions and broker "non-votes" will have no effect on the vote.

Other Business

    The Board knows of no other matters to be presented for shareholder action at the meeting. If other matters are properly brought before the meeting, the persons named in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

DIRECTOR COMPENSATION

Board Fees

    Officers of SCANA who are also directors do not receive additional compensation for their service as directors. Since July 1, 2000, compensation for non-employee directors has included the following:

  •
  an annual retainer of $30,000 (60% of the annual retainer fee is paid in shares of SCANA Common Stock); plus

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  $3,500 for each board meeting attended;

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  $3,000 for attendance at a committee meeting held on a day other than a regular meeting of the Board;

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  $250 for participation in a telephone conference meeting;

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  $2,000 for attendance at an all-day conference; and

  •
  reimbursement for expenses incurred in connection with all of the above.

Director Compensation and Deferral Plans

    During 2000, non-employee directors could participate in SCANA's Voluntary Deferral Plan. This plan permitted non-employee directors to defer receipt of all or part of their fees (except the portion paid in shares of SCANA Common Stock) and receive, upon ceasing to serve as a director, the amount that would have resulted from investing the deferred amounts in an interest bearing savings account.

    During calendar year 2000, Mr. Bennett deferred compensation under the Voluntary Deferral Plan and his account was credited with interest in the amount of $2,669 for that year.

    Effective January 1, 2001, non-employee director compensation deferrals are governed by a new plan, the SCANA Corporation Director Compensation and Deferral Plan. Amounts deferred by directors in previous years under the SCANA Voluntary Deferral Plan continue to be governed by that plan.

    Under the new plan, a director may elect to defer (i) 100% of all compensation amounts, or (ii) the 60% of the annual retainer fee required to be paid in SCANA Common Stock, in a hypothetical investment in SCANA Common Stock, with distribution from the plan to be ultimately payable in actual shares of SCANA Common Stock. A director also may elect to defer the 40% of the annual retainer fee not required to be paid in shares of SCANA Common Stock and up to 100% of meeting attendance and conference fees with distribution from the plan to be ultimately payable in either SCANA Common Stock or cash. Amounts payable in SCANA Common Stock accrue earnings during the deferral period at SCANA's dividend rate, which amount may be elected to be paid in cash when accrued or retained to invest in hypothetical shares of SCANA Common Stock. Amounts payable in cash accrue interest earnings until paid.

    For calendar year 2001, Messrs. Amick, Bennett, Burkhardt, Hipp, Sloan, Stowe and York and Ms. Miller have elected to defer 100% of their compensation under the Director Compensation and Deferral Plan so as to acquire hypothetical shares of SCANA Common Stock. In addition, Mr. Hagood has elected to defer 60% of his annual retainer to acquire hypothetical shares of SCANA Common Stock.

Endowment Plan

    Upon election to a second term, a director becomes eligible to participate in the SCANA Director Endowment Plan, which provides for SCANA to make a tax deductible, charitable contribution totaling $500,000 to institutions of higher education designated by the director. The plan is intended to reinforce SCANA's commitment to quality higher education and to enhance its ability to attract and retain qualified board members. A portion is contributed upon retirement of the director and the remainder upon the director's death. The plan is funded in part through insurance on the lives of the directors. Designated in-state institutions of higher education must be approved by the Chief Executive Officer of SCANA. Any out-of-state designation must be approved by the Management Development and Corporate Performance Committee. The designated institutions are reviewed on an annual basis by the Chief Executive Officer to assure compliance with the intent of the program.

Other

    As a Company retiree, Mr. Gressette receives monthly retirement benefits of $39,571.

BOARD MEETINGS -- COMMITTEES OF THE BOARD

    The Board held six meetings in 2000. Each director attended at least 75% of all Board and applicable committee meetings during 2000. This table describes the Board's Committees.

NAME OF COMMITTEE AND MEMBERS	FUNCTIONS OF THE COMMITTEE	NUMBER OF MEETINGS IN 2000

EXECUTIVE COMMITTEE L. M. Gressette, Jr., Chairman B. L. Amick H. M. Chapman W. H. Hipp L. M. Miller M. K. Sloan G. S. York

• provides counsel to the Chief Executive Officer
• reviews management's long-range strategic plans, goals and objectives
• reviews budgets, financial plans, plans for debt financing and the financing of acquisitions, investments and capital expenditures of a major nature
• reviews and recommends actions relating to dividends
• monitors advertising and philanthropic activities
• recommends levels of expenditures to the Board
• recommends the slate of director nominees to be presented for election at each annual meeting
	• recommends assignments of directors to serve on Board Committees	7 Meetings

MANAGEMENT DEVELOPMENT AND CORPORATE PERFORMANCE COMMITTEE
H. M. Chapman, Chairman
B. L.  Amick
W. B.  Bookhart, Jr.
W. C.  Burkhardt
M. K.  Sloan
H. C.  Stowe
W. B.  Timmerman*
*Ex-officio, non-voting member

• reviews the investment policies of SCANA's Retirement Plan
• recommends to the Board, persons to serve as officers of SCANA (and its subsidiaries)
• recommends to the Board, salary and compensation levels, including fringe benefits for officers and directors of SCANA
• reviews SCANA's compensation plans
• provides direction regarding the operation of SCANA's Retirement Plan and other employee welfare benefit plans
• reviews management's resources and development, and recommends to the Board succession plans for senior management
• reviews SCANA's active operating performance
• reviews SCANA's performance in regard to well-being of employees, including safety, health and equality of treatment
• reviews outside relationships, including those with governments, other businesses and the community
	• reviews the impact of regulations, litigation and any public policy controversy that may affect SCANA	6 Meetings

LONG-TERM EQUITY COMPENSATION PLAN COMMITTEE H. M. Chapman, Chairman J. A. Bennett W. B. Bookhart, Jr. W. C. Burkhardt D. M. Hagood L. M. Miller M. K. Sloan H. C. Stowe G. S. York	• administers the SCANA Corporation Long-Term Equity Compensation Plan	1 Meeting

AUDIT COMMITTEE E. T. Freeman, Chairman J. A. Bennett D. M. Hagood W. H. Hipp H. C. Stowe G. S. York
• meets periodically with SCANA's internal auditors and independent public accountants to discuss and evaluate the scope and results of audits and SCANA's accounting procedures and controls
• reviews SCANA's financial statements before submission to the Board for approval, prior to distribution to shareholders, the public or regulatory agencies
• recommends to the Board (for appointment by the Board and approval by the shareholders) independent public accountants to be used by SCANA
• maintains responsibility for SCANA's compliance program
• engages in the activities described in the Audit Committee Report on page 25
	• reviews the Audit Committee Charter annually	4 Meetings

NUCLEAR OVERSIGHT COMMITTEE L. M. Miller, Chairman J. A. Bennett W. B. Bookhart, Jr. W. C. Burkhardt E. T. Freeman D. M. Hagood
• monitors SCANA's nuclear operations
• meets periodically with SCANA management to discuss and evaluate our nuclear operations, including regulatory matters, operating results, training and other related topics
• tours the V.C. Summer Nuclear Station plant and training facilities at least once a year
• reviews with the Institute of Nuclear Power Operations on a periodic basis, its appraisal of SCANA's nuclear operations
	• periodically presents an independent report to the Board on the status of SCANA's nuclear operations	5 Meetings

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 2000, decisions on various elements of executive compensation were made by the Management Development and Corporate Performance Committee and the Long-Term Equity Compensation Plan Committee. No officer, employee or former officer of SCANA or any of its subsidiaries served as a member of the Management Development and Corporate Performance Committee or the Long-Term Equity Compensation Plan Committee except Mr. Timmerman, who served as an ex-officio, non-voting member of the Management Development and Corporate Performance Committee.

    The names of the persons who serve on the Management Development and Corporate Performance Committee and the Long-Term Equity Compensation Plan Committee can be found on page 22. Although Mr. Timmerman served as a member of the Management Development and Corporate Performance Committee, he did not participate in any of its decisions concerning executive officer compensation.

    During 2000, SCANA and its subsidiaries engaged in a business transaction with an entity with which Mr. Amick (a member of the Management Development and Corporate Performance Committee) is related.

    Mr. Amick is President and a 20% owner of Team Amick Motorsports, LLC, a business that owns and operates a NASCAR sanctioned racing car. This car participates in the Busch Grand National Racing Series. During 2000, SCANA paid Team Amick Motorsports, LLC a total of $254,085, for a sponsorship and car appearances pursuant to which SCANA received promotional considerations associated with NASCAR racing. SCANA does not plan to continue as a sponsor with Team Amick Motorsports, LLC in 2001.

RELATED TRANSACTIONS

    During 2000, SCANA paid $239,242 (including the value of non-utility in kind services provided by SCANA) to subsidiaries of Liberty Corporation for advertising expenses.

    Mr. Hipp is the Chairman, President and Chief Executive Officer and a director of Liberty Corporation. It is anticipated that similar transactions will occur in the future.

ELECTION OF DIRECTORS

    SCANA has fifteen directors. The Board is divided into three classes with the members of each class serving a three-year term. The term for Class II Directors will expire at the Annual Meeting.

    Mr. Bookhart, Mrs. Freeman, Mr. Hipp, Mr. Stowe and Mr. York are nominated for re-election to serve for a three-year term expiring in 2004.

    The information set forth on the following pages concerning the nominees and continuing directors has been furnished to SCANA by such persons.

PROPOSAL 1 -- NOMINEES FOR CLASS II DIRECTORS
TERMS TO EXPIRE AT THE ANNUAL MEETING IN 2004

William B. Bookhart, Jr. (Age 59)	Director since 1979 Shares: 21,811
Mr. Bookhart is a partner in Bookhart Farms, which operates a general farming business in Elloree, South Carolina and has held this position for more than five years. Mr. Bookhart is a director of South Carolina Electric & Gas Company and Public Service Company of North Carolina, Incorporated.

Elaine T. Freeman (Age 65)	Director since 1992 Shares: 6,435
Mrs. Freeman is Executive Director of ETV Endowment of South Carolina, Inc., a non-profit organization located in Spartanburg, South Carolina. She has held this position for more than five years. Mrs. Freeman is a director of the National Bank of South Carolina (a member bank of Synovus Financial Corporation), South Carolina Electric & Gas Company and Public Service Company of North Carolina, Incorporated.
W. Hayne Hipp (Age 61)	Director since 1983 Shares: 4,896
Mr. Hipp is Chairman, President and Chief Executive Officer of The Liberty Corporation, a broadcasting holding company headquartered in Greenville, South Carolina. He has held these positions for more than five years. Mr. Hipp is a director of The Liberty Corporation, Wachovia Corporation, South Carolina Electric & Gas Company and Public Service Company of North Carolina, Incorporated.
Harold C. Stowe (Age 54)	Director since 1999 Shares: 3,941
Mr. Stowe has been President and Chief Executive Officer of Canal Industries, Inc., a forest products industry company in Conway, South Carolina, since March 1997. From 1996 to March 1997, he was Co-President of Canal Industries, Inc. From 1991 to 1996, he was Executive Vice President of CSI Group, Inc., a division of Canal Industries, Inc. Mr. Stowe is a director of Canal Industries, Inc., Ruddick Corporation, South Carolina Electric & Gas Company and Public Service Company of North Carolina, Incorporated.

G. Smedes York (Age 60)	Director since 2000 Shares: 10,744
Mr. York has been President and Treasurer of York Properties, Inc., a full-service commercial and residential real estate company in Raleigh, North Carolina since 1970. Mr. York is a director of South Carolina Electric & Gas Company and Public Service Company of North Carolina, Incorporated.

CONTINUING DIRECTORS
CLASS I -- DIRECTORS TERMS TO EXPIRE AT THE ANNUAL MEETING IN 2003

James A. Bennett (Age 40)	Director since 1997 Shares: 2,210
Mr. Bennett has been President and Chief Executive Officer of South Carolina Community Bank in Columbia, South Carolina since May 2000. He was Economic Development Director, First Citizens Bank in Columbia, South Carolina, from February 2000 to May 2000. From December 1998 until February 2000, he was Senior Vice President and Director of Professional Banking at First Citizens. He was Senior Vice President and Director of Community Banking at First Citizens from December 1994 until December 1998. Mr. Bennett is a director of South Carolina Electric & Gas Company and Public Service Company of North Carolina, Incorporated.

William C. Burkhardt (Age 63)	Director since 2000 Shares: 11,130
Mr. Burkhardt retired as President and Chief Executive Officer of Austin Quality Foods, Inc., a production and distribution company of baked snacks for the food industry, located in Cary, North Carolina in May 2000, having served in that position since 1980. Mr. Burkhardt is a director of Capital Bank, Raleigh, North Carolina, Industrial Microwave Systems, Raleigh, North Carolina, South Carolina Electric & Gas Company and Public Service Company of North Carolina, Incorporated.
Lynne M. Miller (Age 49)	Director since 1997 Shares: 3,356
Ms. Miller has been Chief Executive Officer of Environmental Strategies Corporation, an environmental consulting and engineering firm headquartered in Reston, Virginia, since February 1998. Prior to February 1998, Ms. Miller served as President of Environmental Strategies Corporation for more than five years. Ms. Miller is a director of Adams National Bank (a subsidiary of Abigail Adams National Bancorp, Inc.), South Carolina Electric & Gas Company and Public Service Company of North Carolina, Incorporated.

Maceo K. Sloan (Age 51)	Director since 1997 Shares: 3,955
Mr. Sloan is Chairman, President and Chief Executive Officer of Sloan Financial Group, Inc., a holding company, and Chairman and Chief Executive Officer of NCM Capital Management Group, Inc., an investment company, both located in Durham, North Carolina. He has held these positions for more than five years. Mr. Sloan is a trustee of Teachers Insurance Annuity Association-College Retirement Equity Fund (TIAA-CREF); and a director of M &F Bancorp and its subsidiary, Mechanics and Farmers Bank, Durham, North Carolina, NetDirect, Minneapolis, Minnesota, South Carolina Electric & Gas Company and Public Service Company of North Carolina, Incorporated.
William B. Timmerman (Age 54)	Director since 1991 Shares: 65,191
Mr. Timmerman has been Chairman of the Board and Chief Executive Officer since March 1, 1997. He has been President since December 13, 1995. From August 21, 1996 until March 1, 1997, he was Chief Operating Officer of SCANA. Mr. Timmerman is a director of Powertel, Inc., ITC^DeltaCom, Inc., The Liberty Corporation, South Carolina Electric & Gas Company and Public Service Company of North Carolina, Incorporated.

CONTINUING DIRECTORS
CLASS III DIRECTORS -- TERMS TO EXPIRE AT THE ANNUAL MEETING IN 2002

Bill L. Amick (Age 57)	Director since 1990 Shares: 11,821
Mr. Amick is Chairman of the Board and Chief Executive Officer of Amick Farms, Inc., Amick Processing, Inc. and Amick Broilers, Inc., a vertically integrated broiler operation in Batesburg, South Carolina. He has held these positions for more than five years. Mr. Amick is a director of Blue Cross and Blue Shield of South Carolina, South Carolina Electric & Gas Company and Public Service Company of North Carolina, Incorporated.
Hugh M. Chapman (Age 68)	Director since 1988 Shares: 7,994
Mr. Chapman retired on June 30, 1997 from NationsBank South of Atlanta, Georgia, a division of NationsBank Corporation of Charlotte, North Carolina. Previously, he served as Chairman of NationsBank South for more than five years. Mr. Chapman is a director of West Point-Stevens, Inc., PrintPack, Inc., Williams Companies, Inc., South Carolina Electric & Gas Company and Public Service Company of North Carolina, Incorporated.

Lawrence M. Gressette, Jr. (Age 69)	Director since 1987 Shares: 63,640
Mr. Gressette has been Chairman Emeritus of SCANA since his retirement in February 1997. From February 1, 1990 until his retirement, he was Chairman and Chief Executive Officer of SCANA and all of its subsidiaries. Mr. Gressette is a director of South Carolina Electric & Gas Company and Public Service Company of North Carolina, Incorporated.
D. Maybank Hagood (Age 39)	Director since 1999 Shares: 820
Mr. Hagood is President and Chief Executive Officer of William M. Bird and Company, Inc., a wholesale distributor of floor covering materials located in Charleston, South Carolina. He has held this position for more than five years. Mr. Hagood is a director of South Carolina Electric & Gas Company and Public Service Company of North Carolina, Incorporated.
Charles E. Zeigler, Jr. (Age 54)	Director since 2000 Shares: 32,133
Mr. Zeigler has been President and Chief Operating Officer of Public Service Company of North Carolina, Incorporated since February 2000. From February 1993 until February 2000, he was Chairman, President and Chief Executive Officer of Public Service Company of North Carolina, Incorporated. Mr. Zeigler is a director of South Carolina Electric & Gas Company and Public Service Company of North Carolina, Incorporated.

SHARE OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

    In general, "beneficial ownership" includes those shares a director, nominee or executive officer has the power to vote or transfer. On March 9, 2001, the directors and executive officers of SCANA as a group (24 persons) beneficially owned, in the aggregate, 370,942 shares of SCANA Common Stock, including shares subject to options exercisable within 60 days (approximately 0.36% of the shares outstanding and entitled to vote at the Annual Meeting).

    The following table lists shares beneficially owned on March 9, 2001, by each director, each nominee and each executive officer named in the Summary Compensation Table on page 13.

Name	Amount and Nature of Beneficial Ownership of SCANA Common Stock*(1)(2)(3)(4)
B. L. Amick	11,821
J. A. Bennett	2,210
W. B. Bookhart, Jr.	21,811
G. J. Bullwinkel	29,337
W. C. Burkhardt	11,130
H. M. Chapman	7,994
E. T. Freeman	6,435
A. H. Gibbes	23,135
L. M. Gressette, Jr.	63,640
D. M. Hagood	820
W. H. Hipp	4,896
K. B. Marsh	18,826
L. M. Miller	3,356
M. K. Sloan	3,955
H. C. Stowe	3,941
W. B. Timmerman	65,191
G. S. York	10,744
C. E. Zeigler, Jr.	32,133
*
Each of the directors, nominees and named executive officers owns less than 1% of the shares outstanding.
(1)
Includes shares owned by close relatives, the beneficial ownership of which is disclaimed by the director, nominee or named executive officers, as follows: Mr. Amick — 480; Mr. Bookhart — 5,804; Mr. Gressette — 1,060; and by all directors, nominees and executive officers — 7,344 in total.
(2)
Includes shares purchased through February 28, 2001, by the Trustee under SCANA's Stock Purchase Savings Plan.
(3)
Hypothetical shares acquired under the SCANA Director Compensation and Deferral Plan are not included in the above table. As of March 9, 2001, each of Messrs. Amick, Bennett, Burkhardt, Hipp, Sloan, Stowe and York and Ms. Miller had acquired 674 hypothetical shares under the plan and Mr. Hagood had acquired 404.
(4)
Includes shares subject to options exercisable within 60 days.

FIVE PERCENT OWNER OF SCANA COMMON STOCK

    AMVESCAP National Trust Company has notified SCANA that it beneficially owned 9,427,708 shares of SCANA Common Stock on December 31, 2000. This represented 9.0% of the outstanding shares of SCANA Common Stock on that date. AMVESCAP National Trust Company has shared power to vote and direct the disposition of all such shares.

EXECUTIVE COMPENSATION

Summary Compensation Information

    The following table contains information with respect to compensation paid or accrued during the years 2000, 1999 and 1998, to the Chief Executive Officer of SCANA and to each of the other four most highly compensated executive officers of SCANA during 2000.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Other Annual Compensation(2) ($)	Securities Underlying Option SARS (#)	LTIP Payouts(3) ($)	All Other Compensation(4) ($)

W. B. Timmerman	2000	524,261(5)	354,486	17,888	35,620	0	50,230
Chairman, President,	1999	490,313	312,900	17,212	0	298,813	29,419
Chief Executive Officer, Director —	1998	455,909	303,780	17,514	0	0	27,138
SCANA Corporation
C. E. Zeigler, Jr.	2000(6)	320,078	146,246	10,005	14,306	0	9,347
President, Chief Operating Officer — Public Service Company of North Carolina, Incorporated; Director — SCANA Corporation
A. H. Gibbes	2000	311,542	150,720	18,709	11,627	0	25,736
President, Chief	1999	300,161	117,387	27,884	0	116,485	18,010
Operating Officer — South	1998	283,812	124,302	20,585	0	0	16,618
Carolina Pipeline Corporation
K. B. Marsh	2000	276,172	150,720	10,613	11,627	0	24,254
Senior Vice President,	1999	241,354	128,058	10,337	0	81,555	14,481
Chief Financial Officer — SCANA Corporation	1998	219,860	99,372	8,654	0	0	13,122
G. J. Bullwinkel	2000	249,037	120,480	14,340	8,796	0	20,572
President — SCANA	1999	239,973	93,825	14,172	0	81,555	14,398
Communications, Inc.; Senior Vice President, Governmental Affairs — SCANA Corporation	1998	229,152	99,372	11,726	0	0	13,706

(1)
Payments under the Annual Incentive Plan.
(2)
For 2000, other annual compensation consists of automobile allowance, life insurance premiums on policies owned by named executive officers and payments to cover taxes on benefits of $9,000, $7,435 and $1,453 for Mr. Timmerman; $10,005, $0 and $0 for Mr. Zeigler; $9,000, $9,158 and $551 for Mr. Gibbes; $9,000, $1,183 and $430 for Mr. Marsh; and $9,000, $4,993 and $347 for Mr. Bullwinkel.
(3)
Payments under the Long-Term Equity Compensation Plan.
(4)
All other compensation for all named executive officers consists solely of contributions to defined contribution plans.
(5)
Reflects actual salary paid in 2000. Base salary of $537,100, as referenced on page 21, became effective on May 1, 2000.
(6)
Mr. Zeigler became an executive officer of SCANA on February 10, 2000, when SCANA acquired Public Service Company of North Carolina, Incorporated ("PSNC"). His compensation for 2000 as shown above represents amounts paid after February 10, 2000.

Option Grants and Related Information

Option/SAR Grants in Last Fiscal Year

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Individual Grants
		(c)
		% of Total Options/ SARs Granted to Employees in Fiscal Year
(a)	(b)		(d)	(e)	(f)	(g)
Name	Number of Securities Underlying Options/ SARs Granted		Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)
W. B. Timmerman	35,620	22.20	25.50	04/27/10	571,345	1,447,597
C. E. Zeigler, Jr.	14,306	8.92	25.50	04/27/10	229,468	581,396
A. H. Gibbes	11,627	7.25	25.50	04/27/10	186,497	472,521
K. B. Marsh	11,627	7.25	25.50	04/27/10	186,497	472,521
G. J. Bullwinkel	8,796	5.48	25.50	04/27/10	141,088	357,469

    All the above options vest 33 1/3% on each of the first, second and third anniversaries of the date of the grant, April 27, 2000.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

(a)	(d)	(e)
	Number of Securities Underlying Unexercised Option/SARs At FY-End (#)	Value of Unexercised In-the-Money Options/ SARs at FY-End ($)(1)
Name	Exercisable/ Unexercisable	Exercisable/ Unexercisable
W. B. Timmerman	0/35,620	0/144,724
C. E. Zeigler, Jr.	0/14,306	0/58,125
A. H. Gibbes	0/11,627	0/47,240
K. B. Marsh	0/11,627	0/47,240
G. J. Bullwinkel	0/8,796	0/35,738
(1)
Based on the closing price of $29.5625 per share on December 29, 2000, the last trading day of the fiscal year.

Long-Term Incentive Plan Awards

         The following table lists the performance share awards made in 2000 (for potential payment in 2003) under the Long-Term Equity Compensation Plan and estimated future payouts under that plan at threshold, target and maximum levels for each of the executive officers included in the Summary Compensation Table.

Long-Term Incentive Plans
Awards in Last Fiscal Year

(a)	(b)	(c)	(d)	(e)	(f)
		Performance or Other Period Until Maturation or Payout	Estimated Future Payouts Under Non-Stock Price-Based Plans
	Number of Shares, Units or Other Rights (#)
Name			Threshold (#)	Target (#)	Maximum (#)
W. B. Timmerman	12,510	2000-2002	5,004	12,510	18,765
C. E. Zeigler, Jr.	6,310	2000-2002	2,524	6,310	9,465
A. H. Gibbes	4,880	2000-2002	1,952	4,880	7,320
K. B. Marsh	4,880	2000-2002	1,952	4,880	7,320
G. J. Bullwinkel	3,410	2000-2002	1,364	3,410	5,115

    Payouts occur when SCANA's Total Shareholder Return is in the top two-thirds of the Long-Term Equity Compensation Plan peer group, and will vary based on SCANA's ranking against the peer group. Executives earn threshold payouts at the 33rd percentile of three-year performance. Target payouts will be made at the 50th percentile of three-year performance. Maximum payouts will be made when performance is at or above the 75th percentile of the peer group. Payments will be made on a sliding scale for performance between threshold and target and target and maximum. No payouts will be earned if performance is at less than the 33rd percentile. Awards are designated as target shares of SCANA Common Stock and may be paid in stock or cash or a combination of stock and cash.

Defined Benefit Plans

    Effective January 1, 2000, the SCANA Corporation Retirement Plan, a tax qualified defined benefit plan, was amended to provide a mandatory cash balance benefit formula (the "Cash Balance Formula") for employees hired on or after that date. Effective July 1, 2000, SCANA employees hired prior to January 1, 2000, were given the choice of remaining under the Retirement Plan's final average pay benefit formula or switching to a cash balance benefit option.

    The Cash Balance Formula benefit is expressed in the form of a hypothetical account balance. Participants electing to participate under the cash balance option had an opening account balance established for them. The opening account balance equals the present value of the participant's June 30, 2000 accrued benefit under the final average pay formula. Participants who had 20 years of vesting service or who had 10 years of vesting service and whose age plus service equaled at least 60 were given transition credits. For these participants, the beginning account balance was determined so that projected benefits under the cash balance option approximated projected benefits under the final average pay formula at the earliest date at which unreduced benefits are payable under the plan.

    Account balances are increased monthly by interest and compensation credits. The interest rate used for accumulating account balances changes annually and is equal to the average rate for 30-year Treasuries for December of the previous calendar year. Compensation credits equal 5% of compensation under the Social Security Wage Base and 10% of compensation in excess of the Social Security Wage Base.

    In addition to its Retirement Plan for all employees, SCANA has Supplemental Executive Retirement Plans ("SERPs") for certain eligible employees, including officers. A SERP is an unfunded plan that provides for benefit payments in addition to benefits payable under the qualified Retirement Plan so as to make up for benefits lost in the Retirement Plan because of Internal Revenue Code maximum benefit limitations.

    All the executive officers named in the Summary Compensation Table are participating under the cash balance benefit option of the plan. The estimated annual retirement benefits payable as life annuities at age 65 under the plans, based on projected compensation (assuming increases of 4% per year), to the executive officers named in the Summary Compensation Table are as follows: Mr. Timmerman -- $410,496; Mr. Zeigler -- $179,856; Mr. Gibbes -- $179,316; Mr. Marsh -- $278,220; and Mr. Bullwinkel -- $305,556.

    SCANA has a Key Employee Retention Plan ("KERP") covering officers and certain other executive employees that provides supplemental retirement or death benefits for participants. These employees also participate in SCANA's Retirement Plan.

    Participants who elected to remain in the final average pay plan continue to participate in the KERP under the provisions in effect on June 30, 2000. Each participant who elected to convert to the cash balance plan became entitled on July 1, 2000 to a KERP cash balance benefit. The amount of the benefit was determined by discounting to June 30, 2000 the amount of the participant's projected retirement benefit under the prior plan, assuming the participant retired upon attaining the earlier of (i) age 65 or (ii) 35 years of service (unreduced retirement age), adjusted to reflect actual years of service through June 30, 2000.

    Each participant's account balance will increase in each subsequent year until unreduced retirement age by (i) interest at the rate for 30-year Treasuries and (ii) an accrual reflecting one additional year of service. If a participant continues to work beyond his unreduced retirement age, his KERP account will only grow with interest.

    In the event of the participant's death prior to such retirement, SCANA will pay to the participant's designated beneficiary, the participant's KERP account balance at the time of death. In the event a participant's employment is terminated prior to retirement, the participant will be paid his KERP account balance.

    The estimated annual retirement benefits payable at age 65 under the KERP to the executive officers named in the Summary Compensation Table, who participate in the KERP, based on projected eligible compensation (assuming increases of 4% per year) are: Mr. Timmerman -- $186,357; Mr. Gibbes -- $109,311; Mr. Marsh -- $146,464; and Mr. Bullwinkel -- $110,445.

Termination, Severance and Change
  in Control Arrangements

    SCANA maintains an Executive Benefit Plan Trust. The purpose of the trust is to help retain and attract quality leadership in key SCANA positions in the current transitional environment of the utilities industry. The trust is used to receive SCANA contributions which may be used to pay the deferred compensation benefits of certain directors, executives and other key employees of SCANA in the event of a Change in Control (as defined in the trust). The executive officers included in the Summary Compensation Table participate in all the plans listed below which are covered by the trust, except Mr. Zeigler. Although Mr. Zeigler participates in some of the plans, he does not currently participate in the Key Executive Severance Benefits Plan or the Supplementary Key Executive Severance Benefits Plan.

  (1)
  Supplementary Voluntary Deferral Plan
  (2)
  Key Employee Retention Plan
  (3)
  Supplemental Executive Retirement Plan
  (4)
  Long-Term Equity Compensation Plan
  (5)
  Annual Incentive Plan
  (6)
  Key Executive Severance Benefits Plan
  (7)
  Supplementary Key Executive Severance Benefits Plan

    The trust and the plans provide flexibility to SCANA in responding to a Potential Change in Control (as defined in the trust) depending upon whether the Change in Control would be viewed as being "hostile" or "friendly". This flexibility includes the ability to deposit and withdraw SCANA contributions up to the point of a Change in Control, and to affect the number of plan participants who may be eligible for benefit distributions upon, or following, a Change in Control.

    The Key Executive Severance Benefits Plan is operative as a "single trigger" plan, meaning that upon the occurrence of a "hostile" Change in Control, benefits provided under Plans (1) through (5) above would be distributed in a lump sum. In contrast, the Supplementary Key Executive Severance Benefits Plan is operative for a period of 24 months following a Change in Control which prior to its occurrence is viewed as being "friendly." In this circumstance, the Key Executive Severance Benefits Plan is inoperative. The Supplementary Key Executive Severance Benefits Plan is a "double trigger" plan that would pay benefits in lieu of those otherwise provided under Plans (1) through (5) in either of two circumstances: (i) the participant's involuntary termination of employment without "Just Cause", or (ii) the participant's voluntary termination of employment for "Good Reason" (as these terms are defined in the Supplementary Key Executive Severance Benefits Plan).

    Benefit distributions relative to a Change in Control, as to which either the Key Executive Severance Benefits Plan or the Supplementary Key Executive Severance Benefits Plan is operative, will be grossed up to include estimated federal, state and local income taxes and any applicable excise taxes owed by plan participants on those benefits.

    The benefit distributions under the Key Executive Severance Benefits Plan would include the following:

  •
  An amount equal to three times the sum of: (i) the officer's annual base salary in effect as of the Change in Control and (ii) the larger of (a) the officer's target award in effect as of the Change in Control under the Annual Incentive Plan or (b) the officer's average of actual annual incentive bonuses received during the prior three years under the Annual Incentive Plan.

  •
  An amount equal to the projected cost for coverage for three full years following the Change in Control as though the officer had continued to be a SCANA employee with respect to medical coverage, long-term disability coverage and either Life Plus (a special life insurance program combining whole life and term coverages) or group term life coverage in accordance with the officer's election, in each case so as to provide substantially the same level of coverage and benefits as the officer enjoyed as of the date of the Change in Control.

  •
  A benefit distribution under the Supplementary Voluntary Deferral Plan calculated to include any implied dividends accrued under the plan through the date of the Change in Control.

  •
  A benefit distribution under the Key Employee Retention Plan equal to the lump sum amount calculated as of the day of the Change in Control under the KERP cash balance formula.

  •
  A benefit under the Supplemental Executive Retirement Plan ("SERP") equal to the amount of the SERP cash balance account as of the date of the Change in Control, increased by an amount equal to additional compensation and interest credits, assuming the executive had completed three additional years of service with compensation at the participant's rate of compensation then in effect, and assuming interest credits for three additional years at the applicable rate of interest, which benefit would then be reduced by the amount of the participant's cash balance account accrued under the Retirement Plan as of the date of the Change in Control.

  •
  A benefit distribution under the Performance Share Plan equal to 100% of the targeted awards for all performance periods not completed as of the date of the Change in Control.

  •
  A benefit distribution under the Long-Term Equity Compensation Plan equal to 100%

    of the targeted performance share awards for all performance periods not completed as of the date of the Change in Control.

  •
  Under the Long-Term Equity Compensation Plan, all nonqualified stock options awarded shall become immediately exercisable and remain exercisable throughout their term.

  •
  A benefit distribution under the Annual Incentive Plan equal to 100% of the target award in effect as of the date of the Change in Control.

    Benefits under the Supplementary Key Employee Severance Benefits Plan would be the same except that the benefits under the Supplementary Voluntary Deferral Plan would be increased by implied interest from the date of the Change in Control until the end of the month preceding the month in which the benefit is distributed.

    Mr. Zeigler has a Severance Agreement under which a Change in Control occurred on February 10, 2000 when SCANA acquired Public Service Company of North Carolina, Incorporated. Under the Severance Agreement, if Mr. Zeigler's employment is terminated before January 31, 2002, other than by the Company for cause, as a result of death or disability or by Mr. Zeigler without good reason, SCANA will be obligated to pay Mr. Zeigler in addition to his compensation and benefits through the date of termination and normal post-termination benefits, an amount in cash equal to three times the sum of his (i) base salary and (ii) average annual bonus in respect of the three prior fiscal years. The Company also would be obligated to provide Mr. Zeigler and his dependents with life, disability, accident and health insurance benefits for a period of 36 months at the same cost to Mr. Zeigler as prior to termination.

    The Company and Mr. Zeigler have agreed that if a Change in Control of SCANA occurs prior to January 31, 2002, Mr. Zeigler would become a participant in the Key Executive Severance Benefits Plan and the Supplementary Key Executive Severance Benefits Plan to the extent possible and then would relinquish his rights under the Severance Agreement described above. The Company and Mr. Zeigler also have agreed that Mr. Zeigler will become a participant in the Key Executive Severance Benefits Plan and the Supplementary Key Executive Severance Benefits Plan effective January 31, 2002.

REPORT ON EXECUTIVE COMPENSATION

         SCANA's executive compensation programs are designed to support SCANA's overall objective of creating shareholder value by:

  •
  Hiring and retaining premier executive talent;

  •
  Having a pay-for-performance philosophy linking rewards to corporate and business unit results;

  •
  Placing a substantial portion of pay for senior executives "at-risk" and aligning the interests of executives with the long-term interests of shareholders through equity-based compensation; and

  •
  Balancing elements of the compensation programs to reflect SCANA's financial, customer-oriented and strategic goals.

    We believe our programs perform a vital role in keeping our executives focused on SCANA's goal of enhancing shareholder value.

    A description of the program and a discussion of Mr. Timmerman's 2000 compensation follows.

Program Elements

    Executive compensation consists primarily of three key components: base salary, short-term incentive compensation (Annual Incentive Plan) and long-term incentive compensation (Long-Term Equity Compensation Plan).

    Compensation levels for these components are established annually based on a comparison to a market which consists of utilities of various sizes, smaller telecommunications companies and general industry. Results are adjusted through regression analysis to account for differences in company size. Approximately 55% of the utility market companies are included in the Long-Term Equity Compensation Plan Peer Group under the caption, Performance Graph, on page 23. We do not include all of the peer group companies in the market because we believe that SCANA's competition for executives does not include all of those companies and includes other telecommunications and general industry companies.

    For 2000, all elements of executive compensation were below the market median as adjusted for company size. SCANA continues its philosophy of deliberately moving targeted compensation levels to the market median. The competitive nature of today's utility industry mandates this philosophy if we are to attract and retain premier executive talent.

    The specific components of SCANA's compensation programs for executive officers are described more fully in the following paragraphs. Each component of the compensation package, including severance plans, insurance and other benefits, are considered in determining total compensation.

Base Salaries

    Executive salaries are reviewed annually by the Management Development and Corporate Performance Committee. Adjustments may be made on the basis of an assessment of individual performance, relative levels of accountability, prior experience, breadth and depth of knowledge and changes in market pay practices.

Annual Incentive Plans

    SCANA has Annual Incentive Plans for its officers and officers of its subsidiaries. The plans promote SCANA's pay-for-performance philosophy, as well as its goal of having a meaningful amount of executive pay "at-risk." Through these plans, financial incentives are provided in the form of annual cash bonuses.

    Executives eligible for these plans are assigned threshold, target and maximum bonus levels as a percentage of salary. Bonuses earned are based on the level of performance achieved. Award payouts may increase to a maximum of 1.5 times target if performance exceeds the goals established. Award payouts may decrease, generally to a minimum of one-

half the target-level awards, if performance fails to meet established targets, but results are achieved at minimum or threshold levels. Awards earned based on the achievement of pre-established goals may nonetheless be decreased if the Management Development and Corporate Performance Committee determines that actual results warrant a lower payout.

    The various Annual Incentive Plans in which officers of SCANA and its subsidiaries participate place their major emphasis on achieving profitability targets, with the remaining emphasis focused upon meeting annual business objectives relating to such matters as efficiency, quality of service, customer satisfaction and progress toward SCANA's strategic objectives. These plans also allow for an adjustment of an award based upon an evaluation of individual performance. Each award may be increased or decreased by no more than 20% based on the individual performance evaluation, but in no case may an award exceed the maximum payout of 1.5 times target.

    For 2000, the specific measures in each plan in which any executive officer named in the Summary Compensation Table participated are described below.

  •
  2000 awards for officers of SCANA were based on two performance categories: 75% of the total 2000 target award was based on SCANA earnings per share (EPS) goals, a numerically measurable target. An additional 25% was determined by the achievement of specified goals established for 2000. After the adjustment for individual performance, payouts ranged from 110% to 128% of the target award.

  •
  2000 awards for officers of South Carolina Electric & Gas Company (SCE&G) were based on three performance categories: SCANA EPS, SCE&G EPS and achievement of annual business objectives. The weightings of the individual components for 2000 were: 50% on SCANA EPS, 25% on SCE&G EPS and 25% on achievement of annual business objectives. After the adjustment for individual performance, payouts ranged from 90% to 133% of the target award.

  •
  2000 awards for officers of South Carolina Pipeline Corporation (SCPC) were based 50% on SCANA EPS, 25% on SCPC EPS and 25% on achievement of annual business objectives. After the adjustment for individual performance, payouts ranged from 110% to 120% of the target award.

  •
  2000 awards for officers of Public Service Company of North Carolina, Incorporated (PSNC Energy) were based 50% on SCANA EPS, 25% on PSNC Energy EPS and 25% on achievement of annual business objectives. After the adjustment for individual performance, payouts ranged from 90% to 95% of the target award.

Long-Term Equity Compensation Plan

    The potential value of long-term incentive opportunities comprises a significant portion of the total compensation package for officers and key employees. The Long-Term Equity Compensation Plan Committee believes this approach to total compensation opportunities provides the appropriate focus for those officers and other key employees who are charged with the responsibility for managing the Company and achieving success for SCANA shareholders. The Long-Term Equity Compensation Plan was adopted last year by shareholders and following adoption, became effective as of January 1, 2000. A portion of each executive's potential compensation consists of awards under the Long-Term Equity Compensation Plan. The committee may award to eligible employees incentive and nonqualified stock options, stock appreciation rights (either alone or in tandem with a related option), restricted stock, performance units and performance shares. Certain of these awards may be granted subject to satisfaction of specific performance goals. In 2000, two types of long-term equity compensation awards were granted:

performance share awards (which made up 60% of each executive's long-term compensation award) and nonqualified stock option awards (which made up 40% of such award).

Performance Share Awards

    SCANA's performance share award feature of the Long-Term Equity Compensation Plan pays bonuses to executives based on SCANA's Total Shareholder Return ("TSR") relative to a group of peer companies over a three-year period. The purpose of performance share awards is to ensure that executives are compensated only when shareholders gain. The peer group includes 69 electric and gas utilities, none of which have annual revenues of less than $100 million.

    TSR is stock price increase over the three-year period, plus cash dividends paid during that period, divided by stock price as of the beginning of the three-year period. Comparing SCANA's TSR to the TSR of a large group of other utilities reflects SCANA's recognition that investors could have invested their funds in other utility companies and measures how well SCANA did when compared to others operating in similar interest, tax, economic and regulatory environments.

Nonqualified Stock Option Awards

    The nonqualified stock options granted in 2000 gave officers the right to purchase shares of Common Stock at the fair market value of a share on the date the option was granted, and have terms of 10 years. The options become exercisable in 33 1/3% increments on each of the first three anniversaries of the grant date. The purpose of stock options is to align compensation directly with increases in shareholder value. Accordingly, these options will be valuable to recipients only if the market price of SCANA's stock increases.

Policy with Respect to the $1 Million Deduction Limit

    Section 162(m) of the Internal Revenue Code establishes a limit on the deductibility of annual compensation for certain executive officers that exceeds $1,000,000. It is the general intention of SCANA to meet the requirements for deductibility under Section 162(m); however, SCANA reserves the right, where merited by changing business conditions or an executive's individual performance, to authorize compensation payments which may not be fully deductible by SCANA.

Compensation of Chief Executive Officer for 2000

    For 2000, Mr. Timmerman's compensation consisted of the following:

  •
  Base salary of $537,100 derived by reference to executive pay for the market group described. This amount approximates the median base salary for the market. Mr. Timmerman's salary increase of $37,100 from $500,000 to $537,100 was based on his responsibilities as Chairman and Chief Executive Officer, external pay practices and the Management Development and Corporate Performance Committee's assessment of his overall performance during the preceding year. Because this determination was subjective, no one factor was assigned a particular weighting by the Committee.

  •
  For the year 2000, Mr. Timmerman's Annual Incentive Plan target award was 55% of the market rate for his position. Mr. Timmerman's 2000 award was based on three factors: SCANA EPS, achievement of strategic plan objectives and the Management Development and Corporate Performance Committee's assessment of his individual performance. Performance in these factors resulted in Mr. Timmerman receiving a payout of 120% of target.

  •
  In 2000, Mr. Timmerman's Long-Term Equity Compensation Plan target award for the period 2000 through 2002 was set at 60% of the salary level for his position. This resulted in a target award of 12,510 performance shares and an award of 35,620 stock options. The amount of the target award was determined by the

    Long-Term Equity Compensation Plan Committee based on Mr. Timmerman's salary, level of responsibility and competitive practices.

The Management Development and Corporate Performance Committee	Long-Term Equity Compensation Plan Committee
H. M. Chapman*	H. M. Chapman*
B. L. Amick	J. A. Bennett
W. B. Bookhart, Jr.	W. B. Bookhart Jr.
W. C. Burkhardt	W. C. Burkhardt
M. K. Sloan	D. M. Hagood
H. C. Stowe	L. M. Miller
W. B. Timmerman**	M. K. Sloan
H. C. Stowe
G. S. York

     *Chairman of the Committee

    **As noted on page 7, Mr. Timmerman is a non-voting member of the Management Development and Corporate Performance Committee. He did not participate in any of its decisions concerning executive compensation.

    SCANA files various documents with the Securities and Exchange Commission, some of which "incorporate information by reference." This means SCANA is referring to information that has previously been filed with the Securities and Exchange Commission, and that this information should be considered as part of the filing you are reading.

    The Performance Graph, Audit Committee Report and Report on Executive Compensation in this Proxy Statement are not incorporated by reference into any other filings with the Securities and Exchange Commission.

PERFORMANCE GRAPH

         The line graph on the following page compares the cumulative total shareholder return of SCANA assuming reinvestment of dividends with that of the Long-Term Equity Compensation Plan peer group, the S&P Utilities and the S&P 500. SCANA's total shareholder return is measured against an index of the peer group to determine whether performance goals under the Long-Term Equity Compensation Plan have been met. This group consists of 69 utilities and was adjusted from last year to reflect name changes, changes resulting from mergers and acquisitions and removal of companies no longer meeting the standards required for inclusion in the peer group. The peer group index was prepared by Hewitt Associates, a compensation and benefits consulting company. The index consists of SCANA and the following companies:

Allegheny Energy, Inc.
Allete
Alliant Corporation
Ameren Corp.
American Electric Power Co., Inc.
Avista Corporation
Bangor Hydro-Electric Co.
Black Hills Corp.
Central Vermont Public Service Corp.
CH Energy Group Inc.
CINergy Corp.
Citizens Communications Co.
CLECO Corp.
CMS Energy Corp.
Conectiv, Inc.
Consolidated Edison, Inc.
Constellation Energy Corp.
Dominion Resources, Inc.
DPL, Inc.
DQE, Inc.
DTE Energy Co.
Duke Energy Corp.
Edison International
El Paso Electric Co.
Empire District Electric Co.
Energy East Corporation
Entergy Corp.
Exelon Corp.
FirstEnergy Corp.
FPL Group, Inc.
GPU, Inc.
Green Mountain Power Corp.
Hawaiian Electric Industries, Inc.
IDACORP, Inc.
IPALCO Enterprises, Inc.
Kansas City Power & Light Co.
Madison Gas & Electric Company
Montana Power Co.
Niagara Mohawk Holdings, Inc.
Nisource, Inc.
Northeast Utilities
Northwestern Corporation
NSTAR
OGE Energy Corp.
Otter Tail Power Co.
PG&E Corp.
Pinnacle West Capital Corp.
Potomac Electric Power Co.
PPL Corporation.
Progress Energy, Inc.
Public Service Co. of New Mexico
Public Service Enterprise Group, Inc.
Puget Sound Energy, Inc.
Reliant Energy Inc.
RGS Energy Group, Inc.
Sierra Pacific Resources
Southern Company
TECO Energy, Inc.
TXU Corp.
UIL Holdings Corp.
UniSource Energy Corp.
UNITIL Corp.
Utilicorp United, Inc.
Vectren Corporation
Western Resources, Inc.
Wisconsin Energy Corp.
WPS Resources Corp.
Xcel Energy Inc.

SCANA Corporation
Comparison of Five-Year Cumulative Total Return*
SCANA Corporation, Long-Term Equity Compensation Plan Peer Group,
S&P Utilities and S&P 500

Assumes $100 invested on December 31, 1995, in SCANA Corporation Common Stock, Long-Term Equity Compensation Plan Peer Group and S&P Indicies.

*Total return assumes reinvestment of dividends.

AUDIT COMMITTEE REPORT

         The Board of Directors of the Company has adopted an Audit Committee Charter. A copy of the Charter is attached as Appendix A of this Proxy Statement. The Audit Committee of the Board has responsibility for considering the appointment of the independent auditors for the Company, reviewing with the auditors the plan and scope of the audit and audit fees, monitoring the adequacy of reporting and internal controls and meeting periodically with internal and independent auditors. Under the rules of the New York Stock Exchange, all of the members of the Audit Committee are independent.

    In connection with the December 31, 2000 financial statements, the Audit Committee (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the auditors the matters required by Statement on Auditing Standards No. 61; (iii) received and discussed with the auditors the matters required by Independence Standards Board Statement No. 1; and (iv) considered the compatibility of non-audit services with the auditor's independence. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the Company's audited financial statements be included in the Securities and Exchange Commission Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

The Audit Committee
Elaine T. Freeman, Chairman
James A. Bennett
D. Maybank Hagood
W. Hayne Hipp
Harold C. Stowe
G. Smedes York

PROPOSAL 2 — APPROVAL OF APPOINTMENT OF AUDITORS

         The shares represented by your proxy will be voted (unless you indicate to the contrary) to approve the selection of Deloitte & Touche LLP, independent public accountants, to examine the financial statements to be included in the 2001 Annual Report to Shareholders. Deloitte & Touche LLP examined the financial statements included in the 2000 Annual Report to Shareholders, which is being mailed to you with this Proxy Statement.

    Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make such statements as they may desire. The representatives are expected to be available to respond to appropriate questions from shareholders.

Accounting fees

    The following table sets forth the aggregate fees billed to SCANA Corporation and subsidiaries for the fiscal year ended December 31, 2000, by the Company's principal accounting firm, Deloitte & Touche LLP:

Audit Fees	$894,232
Financial Information Systems Design and Implementation Fees	$0
All Other Fees	$1,243,652

Total	$2,137,884

OTHER INFORMATION

     Section 16(a) Beneficial Ownership Reporting Compliance

    The rules of the Securities and Exchange Commission require that SCANA disclose late filings of reports of beneficial ownership and changes in beneficial ownership by its directors, executive officers and greater than 10% beneficial owners. To our knowledge, based solely on a review of Forms 3, 4 and 5 and amendments to such forms available to us, all filings on behalf of such persons were made on a timely basis in 2000, except that we filed late one report covering one transaction on behalf of each of Mark R. Cannon and George J. Bullwinkel.

Shareholder Proposals and Recommendations for a Director Nominee

    Any shareholder may recommend to the Executive Committee, persons for nomination for director, by writing to the Corporate Secretary, 1426 Main Street, Columbia, South Carolina 29201.

    In order to be considered for inclusion in SCANA's Proxy Statement and Proxy Card for its 2002 Annual Meeting of Shareholders, a shareholder proposal must be received at the principal office of SCANA Corporation, 1426 Main Street, Columbia, South Carolina 29201, by November 19, 2001. Securities and Exchange Commission rules contain standards determining whether a shareholder proposal is required to be included in a proxy statement.

    Under SCANA bylaws, any shareholder who intends to present a proposal, or nominate an individual to serve as a director, at the 2002 Annual Meeting of SCANA Shareholders must notify SCANA no later than November 19, 2001 of his intention to present the proposal or make the nomination. The shareholder also must comply with the other requirements in the bylaws. Any shareholder may request a copy of the relevant bylaw provision by writing to the office of the Corporate Secretary, SCANA Corporation, 1426 Main Street, Mail Code 13-4, Columbia, South Carolina 29201.

Expenses of Solicitation

    This solicitation of proxies is being made by SCANA. We pay the cost of preparing, assembling and mailing this proxy soliciting material, including certain expenses of brokers and nominees who mail proxy material to their customers or principals. SCANA has retained Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey 07072, to assist in the solicitation of proxies for the 2001 Annual Meeting at a fee of $6,000 plus associated costs and expenses.

    In addition to the use of the mail, proxies may be solicited personally, by telephone or telegraph, or by SCANA officers and employees without additional compensation.

Tickets to the Annual Meeting

    An admission ticket to the meeting is enclosed. If you plan to attend the Annual Meeting, please so indicate on your proxy card.

    If your shares are owned jointly and you need an additional ticket, you should contact: the Corporate Secretary, SCANA Corporation, 1426 Main Street, Mail Code 13-4, Columbia, South Carolina 29201, or call toll free 1-866-217-9683. If you forget to bring an admission ticket, you will be admitted to the meeting only if you are listed as a shareholder of record as of the close of business on March 9, 2001 and bring proof of identification or, if you hold your shares through a stockbroker or other nominee, you provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a brokerage statement showing your share ownership as of March 9, 2001.

SCANA CORPORATION

Lynn M. Williams
 Secretary
March 19, 2001

APPENDIX A
SCANA AUDIT COMMITTEE CHARTER

     Organization

    There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of at least three directors all of whom are independent of SCANA management and free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member. Additionally, the Audit Committee will be composed of members who, in the opinion of the Board, possess the qualifications set forth by regulators and the New York Stock Exchange (NYSE).

Policy Statement

    The Audit Committee shall provide assistance to the Board of Directors in fulfilling its responsibilities to the shareholders and the investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. In so doing, it is the objective of the Audit Committee to maintain free and open avenues of communication between the directors, the external and internal auditors (Audit Services), and the management of the Corporation.

Operating Procedures

    To fulfill its role, the Audit Committee requires SCANA's Chief Financial Officer to serve as the management liaison. In addition to the Chief Financial Officer, the Audit Committee invites the General Counsel, Corporate Compliance Officer, and General Auditor to attend Audit Committee meetings with the exception of executive and private sessions.

    The Audit Committee believes its policies and procedures should remain flexible. The objective is to provide assurance to the directors and shareholders that the corporate accounting and reporting practices are in accordance with current requirements and are of the highest quality.

Responsibilities

    In carrying out its responsibilities, the Audit Committee members will:

  General

  •
  Review the financial section of the Securities and Exchange Form 10-K and the annual proxy statements. The review shall include meeting with representatives from the external auditors to discuss the accuracy and completeness of financial information. During these meetings, the Committee members will gain assurance from the external auditors that all work performed adheres to applicable accounting standards.

  •
  Review with the external auditors and SCANA's internal auditors and financial and accounting personnel the adequacy and effectiveness of the Corporation's internal controls, and request recommendations for improvement.

  •
  Provide sufficient opportunity for the external auditors and Audit Services to meet the Audit Committee without members of SCANA management present. Among the items to be discussed are the external auditor's evaluation of the Corporation's financial, accounting, and auditing personnel, and the cooperation that the external auditors received during the execution of audit work.

  •
  Conduct or authorize investigations into any matters within the Committee's scope of responsibilities or as specially assigned by the Board of Directors. The Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of an investigation.

  •
  Ensure the Chairman periodically reports to the Board of Directors on Committee actions and the fulfillment of the

    Committee's responsibilities as stated in the Charter.

  •
  Meet three times a year or more frequently as circumstances require.

  •
  Submit the minutes of all meetings of the Audit Committee to the Board of Directors.

  •
  Annually, using NYSE guidelines, provide written confirmation to SCANA's Board of Directors and the NYSE on the independence and qualifications of Committee members. The Audit Committee should disclose to the Board of Directors any changes in a member's status pertaining to independence or qualifications. The Board of Directors should review and approve, based upon NYSE's guidelines, the director's continued membership on the Audit Committee. If approved, the Audit Committee member's relationship will be published in the next annual proxy statement.

  •
  Review and reassess the adequacy of the Committee's Charter annually. As part of this process, disclose in the proxy statement the status of the charter. The Audit Committee will publish the charter in the proxy statement once every three years or in the event significant modifications are made.

  •
  Review on a timely basis changes in accounting standards, as reported by the American Institute of Certified Public Accountants (AICPA), and federal and state regulatory changes, with the external auditors to ensure proper compliance and disclosure.

  Relationship to the External Auditor

  •
  Establish the relationship of the external auditors to SCANA's Board of Directors. This shall include ensuring the external auditors are accountable to the Board of Directors reporting through the Audit Committee.

  •
  Assure interim financial review of the Securities and Exchange Form 10-Q by the external auditors prior to filing with appropriate parties.

  •
  Review the financial statements contained in the annual report to shareholders with SCANA management and the external auditors to determine that the external auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders.

  •
  Meet with the external auditors and SCANA's financial management to review and approve the scope of the current year's planned audit and the audit procedures to be utilized. At the conclusion of the audit, review any comments or recommendations made by the external auditors.

  •
  Annually evaluate the external auditor's performance, including their planning for the audit, and recommend to SCANA's Board of Directors the external auditors to be selected to audit the Corporation's financial statements and its divisions and subsidiaries.

  •
  Review for adequacy management's response to areas needing attention for additional controls or procedures as previously brought to management's attention by the external auditors.

  •
  Obtain from the external auditors a written statement affirming their independence and, if necessary, explaining any relationships between the external auditors, its employees, and SCANA. This process should include a discussion with the external auditors on any matters that might reasonably be expected to affect independence. The objective is to satisfy to the members of the Audit Committee the continued independence of the external auditors.

  •
  Make an appropriate recommendation to the Board of Directors for action concerning the independence of the external auditors.

  Relationship with SCANA's Audit Services

  •
  Review the Corporation's internal audit function including the independence and authority of its reporting obligations, the proposed audit plan for the coming year and the coordination of such plan with the external auditors.

  •
  Annually, review and approve the audit plan developed by Audit Services. Included is a determination that a proper allocation of audit resources exists.

  •
  Receive, prior to each meeting, a summary of observations from completed internal audits and a progress report on the approved audit plan. Using the summary, review the timeliness of management's actions in response to audit recommendations.

  •
  Review and concur with the appointment, replacement, reassignment, or dismissal of the General Auditor.

  Relationship with Corporate Compliance

  •
  Monitor compliance with laws and regulations and review the effectiveness of the Corporate Compliance program.

  •
  Annually, review SCANA's Code of Conduct and make recommendations on wording and scope. Obtain updates from the Corporate Compliance Officer concerning ongoing employee training and compliance with the program.

  •
  Review and concur with the appointment, replacement, reassignment, or dismissal of the Corporate Compliance Officer.

  Relationship with Management

  •
  Review and discuss the quarterly and annual financial statements.

  •
  Review and discuss matters identified by the external auditors and Audit Services, which may require management's response.

ADMISSION TICKET This ticket entitles you, the shareholder, to attend the	[LOGO]

SCANA CORPORATION
Annual Meeting of Shareholders
May 3, 2001
9:00 A.M.– Refreshments
10:00 A.M.– Meeting Begins
Leaside
100 East Exchange Place
Columbia, South Carolina

PLEASE MARK VOTE /x/
Voting Instructions for Proposals 1 and 2

To vote for all nominees, mark the "For" box. To withhold voting for all nominees, mark the "Withhold" box. To withhold voting for a particular nominee, mark the "For All Except" box and enter the number(s) corresponding with the exception(s) in the space provided. Your shares will be voted for the remaining nominees.					ACCT #:
THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" THE ELECTION OF ALL NOMINEES AS DIRECTORS AND "FOR" PROPOSAL 2.
					To vote, mark an 'X' in the appropriate box.
1.	Election of Class II Nominees—Term Expires 2001	01- 02- 03- 04- 05-	William B. Bookhart, Jr. Elaine T. Freeman W. Hayne Hipp Harold C. Stowe G. Smedes York	For ALL -->	1.	For ALL Nominees / / Withhold Authority / / For ALL EXCEPT the following: (Write number(s) of nominee(s) below)

2.	Approval of Appointment of Independent Accountants	For -->	2.	For / / Against / / Abstain / /
			Dated , 2001 Sign here X exactly as name(s) appears on this card.
			X

SHARES WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS AS SET FORTH ABOVE.
			IF NO INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES AS DIRECTORS AND "FOR" PROPOSAL 2.
		Control Number		Control Number
			I will attend the Annual Meeting of Shareholders on May 3, 2001 / /

SCANA CORPORATION
 Annual Meeting of Shareholders
May 3, 2001

 FORM OF PROXY
SCANA CORPORATION

Proxy Solicited on Behalf of Board of Directors

The undersigned hereby appoints W.B. Timmerman and K.B. Marsh, or either of them as proxies with full power of substitution, to vote all shares of common stock standing in the undersigned's name on the books of the Company, at the Annual Meeting of Shareholders on May 3, 2001, and at any adjournment thereof, as instructed on the reverse hereof and in their discretion upon all other matters which may properly be presented for consideration at said meeting.

Your vote for the election of directors may be indicated on the reverse. Nominees for Class II are: William B. Bookhart, Jr., Elaine T. Freeman, W. Hayne Hipp, Harold C. Stowe, G. Smedes York.

Please vote your proxy today; sign, date and mail in the envelope enclosed.	DIRECTIONS TO LEASIDE

FROM CHARLOTTE:

Take I-77 toward Charleston to Exit 9-A (Garners Ferry Road). Follow the exit onto Garners Ferry Road under I-77. East Exchange Place is the first right turn off Garners Ferry Road immediately past Jim Hudson Automotive Company. Follow to Leaside at end of East Exchange Place. Parking lot is located in front of building.

FROM CHARLESTON:

Take I-26 to I-77 toward Charlotte. Take Exit 9 and turn right at traffic light onto Garners Ferry Road. East Exchange Place is the first right turn off Garners Ferry Road immediately past Jim Hudson Automotive Company. Follow to Leaside at end of East Exchange Place. Parking lot is located in front of building.

FROM GREENVILLE:

Take I-26 to I-77 toward Charlotte. Take Exit 9 and turn right at traffic light onto Garners Ferry Road. East Exchange Place is the first right turn off Garners Ferry Road immediately past Jim Hudson Automotive Company. Follow to Leaside at end of East Exchange Place. Parking lot is located in front of building.

FROM FIVE POINTS (COLUMBIA):

Take US 378/76—east (Devine Street/Garners Ferry Road) past the Veterans Administration Hospital and under I-77 overpass. East Exchange Place is the first right turn off Garners Ferry Road immediately past Jim Hudson Automotive Company. Follow to Leaside at end of East Exchange Place. Parking lot is located in front of building.

SCANA CORPORATION

Attn: Shareholder Services-054

PO Box 764

Columbia SC 29202-9987

PLEASE MARK VOTES /x/
Voting Instructions for Proposals 1 and 2

To vote for all nominees, mark the "For" box. To withhold voting for all nominees, mark the "Withhold" box. To withhold voting for a particular nominee, mark the "For All Except" box and enter the number(s) corresponding with the exception(s) in the space provided. Your shares will be voted for the remaining nominees.					ACCT #:
THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" THE ELECTION OF ALL NOMINEES AS DIRECTORS AND "FOR" PROPOSAL 2.
					To vote, mark an 'X' in the appropriate box.
1.	Election of Class II Nominees—Term Expires 2001	01- 02- 03- 04- 05-	William B. Bookhart, Jr. Elaine T. Freeman W. Hayne Hipp Harold C. Stowe G. Smedes York	For ALL -->	1.	For ALL Nominees / / Withhold Authority / / For ALL EXCEPT the following: (Write number(s) of nominee(s) below)

2.	Approval of Appointment of Independent Accountants	For -->	2.	For / / Against / / Abstain / /
			Dated , 2001 Sign here X exactly as name(s) appears on this card.
			X

SHARES WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS AS SET FORTH ABOVE.
			IF NO INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES AS DIRECTORS AND "FOR" PROPOSAL 2.
		Control Number		Control Number

SCANA CORPORATION
 Annual Meeting of Shareholders
May 3, 2001

 FORM OF PROXY
SCANA CORPORATION

Proxy Solicited on Behalf of Board of Directors

The undersigned hereby appoints W.B. Timmerman and K.B. Marsh, or either of them as proxies with full power of substitution, to vote all shares of common stock standing in the undersigned's name on the books of the Company, at the Annual Meeting of Shareholders on May 3, 2001, and at any adjournment thereof, as instructed on the reverse hereof and in their discretion upon all other matters which may properly be presented for consideration at said meeting.

Your vote for the election of directors may be indicated on the reverse. Nominees for Class II are: William B. Bookhart, Jr., Elaine T. Freeman, W. Hayne Hipp, Harold C. Stowe, G. Smedes York.

Please vote your proxy today; sign, date on the reverse and mail in the envelope enclosed.	DIRECTIONS TO LEASIDE

FROM CHARLOTTE:

Take I-77 toward Charleston to Exit 9-A (Garners Ferry Road). Follow the exit onto Garners Ferry Road under I-77. East Exchange Place is the first right turn off Garners Ferry Road immediately past Jim Hudson Automotive Company. Follow to Leaside at end of East Exchange Place. Parking lot is located in front of building.

FROM CHARLESTON:

Take I-26 to I-77 toward Charlotte. Take Exit 9 and turn right at traffic light onto Garners Ferry Road. East Exchange Place is the first right turn off Garners Ferry Road immediately past Jim Hudson Automotive Company. Follow to Leaside at end of East Exchange Place. Parking lot is located in front of building.

FROM GREENVILLE:

Take I-26 to I-77 toward Charlotte. Take Exit 9 and turn right at traffic light onto Garners Ferry Road. East Exchange Place is the first right turn off Garners Ferry Road immediately past Jim Hudson Automotive Company. Follow to Leaside at end of East Exchange Place. Parking lot is located in front of building.

FROM FIVE POINTS (COLUMBIA):

Take US 378/76—east (Devine Street/Garners Ferry Road) past the Veterans Administration Hospital and under I-77 overpass. East Exchange Place is the first right turn off Garners Ferry Road immediately past Jim Hudson Automotive Company. Follow to Leaside at end of East Exchange Place. Parking lot is located in front of building.

SCANA CORPORATION

Attn: Shareholder Services-054

PO Box 764

Columbia SC 29202-9987

PLEASE MARK VOTES /x/
Voting Instructions for Proposals 1 and 2

To vote for all nominees, mark the "For" box. To withhold voting for all nominees, mark the "Withhold" box. To withhold voting for a particular nominee, mark the "For All Except" box and enter the number(s) corresponding with the exception(s) in the space provided. Your shares will be voted for the remaining nominees.					ACCT #:
THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" THE ELECTION OF ALL NOMINEES AS DIRECTORS AND "FOR" PROPOSAL 2.
					To vote, mark an 'X' in the appropriate box.
1.	Election of Class II Nominees—Term Expires 2001	01- 02- 03- 04- 05-	William B. Bookhart, Jr. Elaine T. Freeman W. Hayne Hipp Harold C. Stowe G. Smedes York	For ALL -->	1.	For ALL Nominees / / Withhold Authority / / For ALL EXCEPT the following: (Write number(s) of nominee(s) below)

2.	Approval of Appointment of Independent Accountants	For -->	2.	For / / Against / / Abstain / /
Dated , 2001 Sign here X exactly as name(s) appears on this card.
X

SHARES WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS AS SET FORTH ABOVE.
IF NO INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES AS DIRECTORS AND "FOR" PROPOSAL 2.

SCANA CORPORATION
 Annual Meeting of Shareholders
May 3, 2001

 FORM OF PROXY
SCANA CORPORATION

Proxy Solicited on Behalf of Board of Directors

The undersigned hereby appoints W.B. Timmerman and K.B. Marsh, or either of them as proxies with full power of substitution, to vote all shares of common stock standing in the undersigned's name on the books of the Company, at the Annual Meeting of Shareholders on May 3, 2001, and at any adjournment thereof, as instructed on the reverse hereof and in their discretion upon all other matters which may properly be presented for consideration at said meeting.

Your vote for the election of directors may be indicated on the reverse. Nominees for Class II are: William B. Bookhart, Jr., Elaine T. Freeman, W. Hayne Hipp, Harold C. Stowe, G. Smedes York.

Please sign on the reverse and return promptly in the enclosed return envelope.	DIRECTIONS TO LEASIDE

FROM CHARLOTTE:

Take I-77 toward Charleston to Exit 9-A (Garners Ferry Road). Follow the exit onto Garners Ferry Road under I-77. East Exchange Place is the first right turn off Garners Ferry Road immediately past Jim Hudson Automotive Company. Follow to Leaside at end of East Exchange Place. Parking lot is located in front of building.

FROM CHARLESTON:

Take I-26 to I-77 toward Charlotte. Take Exit 9 and turn right at traffic light onto Garners Ferry Road. East Exchange Place is the first right turn off Garners Ferry Road immediately past Jim Hudson Automotive Company. Follow to Leaside at end of East Exchange Place. Parking lot is located in front of building.

FROM GREENVILLE:

Take I-26 to I-77 toward Charlotte. Take Exit 9 and turn right at traffic light onto Garners Ferry Road. East Exchange Place is the first right turn off Garners Ferry Road immediately past Jim Hudson Automotive Company. Follow to Leaside at end of East Exchange Place. Parking lot is located in front of building.

FROM FIVE POINTS (COLUMBIA):

Take US 378/76—east (Devine Street/Garners Ferry Road) past the Veterans Administration Hospital and under I-77 overpass. East Exchange Place is the first right turn off Garners Ferry Road immediately past Jim Hudson Automotive Company. Follow to Leaside at end of East Exchange Place. Parking lot is located in front of building.

SCANA CORPORATION

Attn: Shareholder Services-054

PO Box 764

Columbia SC 29202-9987

QuickLinks

Option/SAR Grants in Last Fiscal Year
Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
Long-Term Incentive Plans Awards in Last Fiscal Year
SCANA Corporation Comparison of Five-Year Cumulative Total Return* SCANA Corporation, Long-Term Equity Compensation Plan Peer Group, S&P Utilities and S&P 500
APPENDIX A SCANA AUDIT COMMITTEE CHARTER